Exhibit A

                          PROPOSED AMENDMENTS TO
                          1992 STOCK OPTION PLAN

                            FIRST AMENDMENT TO
                        PARK ELECTROCHEMICAL CORP.
                          1992 STOCK OPTION PLAN


The Park Electrochemical Corp. 1992 Stock Option Plan (the "Plan") is hereby amended as follows:

     1. The first sentence of Paragraph 2 of the Plan is hereby amended and restated in its entirety to read as follows:

          "Options may be granted under the Plan to purchase in the aggregate not more than 1,150,000 shares of Common Stock, par value $.10 per share, of the Company ("Common Stock"), which shares may, in the discretion of the Board of Directors, consist either in whole or in part of authorized but unissued shares of Common Stock or shares of Common Stock held in the treasury of the Company."

     2. Paragraph 4 is hereby amended by adding to the end thereof the sentence to read as follows:

          "Commencing in the Company's fiscal year ending March 2, 1997, no Participant may, in any such fiscal year, receive Options relating to Shares which in the aggregate exceed the greater of (i) 50% of the total number of Shares granted pursuant to the Plan in any such year or (ii) 100,000 Shares."

     3. Ratification. Except as expressly set forth in this First Amendment to the Plan, the Plan is hereby ratified and confirmed without modification.

     4. Effective Date. The effective date of this Amendment to the Plan shall be May 14, 1996.